SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28th 2016

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

912 Bluff Road

Brentwood, TN 37027

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant.

Following a competitive bidding process, on July 28, 2016, SG Blocks, Inc. (the “Company” or “we”) dismissed its independent registered public accounting firm, Marcum LLP (“Marcum”), and subsequently engaged Whitley Penn LLP (“Whitley Penn”). The decision to dismiss Marcum and engage Whitley Penn was approved by the Company’s full Board of Directors (the “Board”) and the Audit Committee of the Board.

The audit reports of Marcum on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, however Marcum’s report on the Company’s financial statements for the year ended December 31, 2015 contained a provision concerning uncertainty as to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

During the Company’s two most recent fiscal years ended December 31, 2015 and 2014, and any subsequent interim period through the date of Marcum’s dismissal, there were no: (1) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements, or (2) except for the matter relating to internal control over financial reporting described below, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the Securities and Exchange Commission (the “SEC”), during the Company’s years ended December 31, 2015 or 2014 or in any subsequent interim period.

Marcum has communicated to the Company that we did not maintain effective internal controls over financial reporting.  Specifically, (i) we have experienced difficulty in generating data in a form and format that facilitates the timely analysis of information needed to produce accurate financial reports, (ii) we have experienced difficulty in applying complex accounting and financial reporting and disclosure rules required under GAAP and the SEC reporting regulations, and (iii) we have limited segregation of duties.

As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our internal controls are still in a state of transition as we work to remedy the significant deficiencies that together constitute a material weakness in our internal control over financial reporting.

The Company provided Marcum with a copy of the disclosures in this report prior to filing with the SEC. Pursuant to the Company’s request, on July 28, 2016, Marcum furnished to the Company a letter addressed to the SEC regarding the statements contained in this report. A copy of Marcum’s letter has been filed as Exhibit 16.1 to this report.

On July 29, 2016, the Audit Committee engaged Whitley Penn LLP (“Whitley Penn”) as the Company's independent registered public accounting firm for the year ending December 31, 2016. In deciding to select Whitley Penn, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Whitley Penn and concluded that Whitley Penn has no commercial relationship with the Company which would impair its independence for the two most recent fiscal years ended December 31, 2015 and December 31, 2014.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of Whitley Penn, neither the Company nor anyone on its behalf consulted with Whitley Penn with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice of Whitley Penn was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

2

ITEM 9.01    Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter from Marcum LLP, dated July 28, 2016, to the Securities and Exchange Commission.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 02, 2016	SG Blocks, Inc.

	By:	/s/ PAUL GALVIN
Paul Galvin
Chief Executive Officer

4

INDEX TO EXHIBITS

Exhibit	Description

16.1	Letter from Marcum LLP, dated July 28, 2016, to the Securities and Exchange Commission.

5